NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Matt Downing
Mayfield Village, Ohio 44143	(440) 395-4222
http://www.progressive.com

PROGRESSIVE REPORTS SEPTEMBER RESULTS

MAYFIELD VILLAGE, OHIO -- October 10, 2014 -- The Progressive Corporation (NYSE:PGR) today reported the following results for September and the third quarter 2014:

		Month			Quarter
(millions, except per share amounts and ratios; unaudited)	2014	2013	Change	2014	2013	Change

Net premiums written	$1,423.2	$1,354.3	5%	$4,732.3	$4,454.6	6%
Net premiums earned	$1,401.3	$1,327.7	6%	$4,540.1	$4,303.0	6%
Net income	$92.0	$61.8	49%	$296.1	$232.4	27%
Per share	$.16	$.10	51%	$.50	$.39	30%
Total pretax net realized gains (losses) on securities
(including net impairment losses)	$20.4	$.2	NM	$38.2	$27.9	37%
Combined ratio	93.3	94.9	(1.6) pts.	92.5	94.2	(1.7) pts.
Average diluted equivalent shares	592.9	603.0	(2)%	593.7	603.5	(2)%

NM = Not Meaningful

(thousands; unaudited)	September	September	Change
	2014	2013
Policies in Force:
Agency – auto	4,784.6	4,842.4	(1) %
Direct – auto	4,453.4	4,172.3	7%
Total personal auto	9,238.0	9,014.7	2%
Total special lines	4,081.8	4,040.7	1%
Total Personal Lines	13,319.8	13,055.4	2%
Total Commercial Lines	517.8	524.7	(1) %

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines business writes insurance for personal autos and recreational vehicles. Our Commercial Lines business writes primary liability, physical damage, and other auto-related insurance for autos and trucks owned and/or operated predominantly by small businesses.

See the “Comprehensive Income Statements” and “Supplemental Information” for further month and year-to-date information.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENT
September 2014
(millions)
(unaudited)

	Current Month	Comments on Monthly Results[1]

Net premiums written	$1,423.2

Revenues:
Net premiums earned	$1,401.3
Investment income	37.5
Net realized gains (losses) on securities:
Other-than-temporary impairment (OTTI) losses:
Total OTTI losses	(.1)
Non-credit losses, net of credit losses recognized
on previously recorded non-credit OTTI losses	0
Net impairment losses recognized in earnings	(.1)
Net realized gains (losses) on securities	20.5
Total net realized gains (losses) on securities	20.4
Fees and other revenues	24.6
Service revenues	5.1
Gains (losses) on extinguishment of debt	(4.8)	Represents the loss on the repurchase of $44.3 million of principal amount of our 6.70% Debentures due 2067.
Total revenues	1,484.1

Expenses:
Losses and loss adjustment expenses	1,018.8
Policy acquisition costs	116.0
Other underwriting expenses	197.4
Investment expenses	1.3
Service expenses	4.0
Interest expense	10.2
Total expenses	1,347.7

Income before income taxes	136.4
Provision for income taxes	44.4
Net income	92.0

Other comprehensive income, net of tax:
Net unrealized gains (losses) on securities:
Net non-credit related OTTI losses, adjusted for
valuation changes	0
Other net unrealized gains (losses) on securities	(82.2)
Total net unrealized gains (losses) on securities	(82.2)
Net unrealized gains on forecasted transactions	(.4)
Foreign currency translation adjustment	(.2)
Other comprehensive income	(82.8)
Total comprehensive income	$9.2

1For a description of our financial reporting and accounting policies, see Note 1 to our 2013 audited consolidated financial statements included in our 2013 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENTS
September 2014
(millions)
(unaudited)

	Year-to-Date
	2014	2013	% Change

Net premiums written	$14,041.0	$13,291.1	6

Revenues:
Net premiums earned	$13,455.9	$12,759.3	5
Investment income	304.2	310.1	(2)
Net realized gains (losses) on securities:
Other-than-temporary impairment (OTTI) losses:
Total OTTI losses	(.1)	(3.6)	(97)
Non-credit losses, net of credit losses recognized
on previously recorded non-credit OTTI losses[1]	0	(.1)	(100)
Net impairment losses recognized in earnings	(.1)	(3.7)	(97)
Net realized gains (losses) on securities	198.1	245.1	(19)
Total net realized gains (losses) on securities	198.0	241.4	(18)
Fees and other revenues	223.1	215.3	4
Service revenues	38.8	30.3	28
Gains (losses) on extinguishment of debt	(4.8)	(4.3)	12
Total revenues	14,215.2	13,552.1	5

Expenses:
Losses and loss adjustment expenses	9,766.8	9,266.7	5
Policy acquisition costs	1,119.0	1,086.0	3
Other underwriting expenses	1,831.3	1,769.0	4
Investment expenses	14.0	14.5	(3)
Service expenses	36.1	30.1	20
Interest expense	87.0	91.4	(5)
Total expenses	12,854.2	12,257.7	5

Income before income taxes	1,361.0	1,294.4	5
Provision for income taxes	450.2	428.8	5
Net income	910.8	865.6	5

Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities:
Net non-credit related OTTI losses, adjusted for
valuation changes	0.3		(100)
Other net unrealized gains (losses) on securities	23.2	2.4	867
Total net unrealized gains (losses) on securities	23.2	2.7	759
Net unrealized gains on forecasted transactions	(2.3)	(1.6)	44
Foreign currency translation adjustment	.1	(1.2)	(108)
Other comprehensive income (loss)	21.0	(.1)	NM
Total comprehensive income	$931.8	$865.5	8

NM = Not Meaningful
1A negative amount for the period reflects credit losses reclassified from other comprehensive income, which exceeded the amount of non-credit OTTI losses recognized in other comprehensive income during the period.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPUTATION OF NET INCOME AND COMPREHENSIVE INCOME PER SHARE
&
INVESTMENT RESULTS
September 2014
(millions – except per share amounts)
(unaudited)

The following table sets forth the computation of net income per share and comprehensive income per share:

	Current	Year-to-Date
	Month	2014	2013

Net income	$92.0	$910.8	$865.6
Per share:
Basic	$.16	$1.54	$1.44
Diluted	$.16	$1.53	$1.43

Comprehensive income	$9.2	$931.8	$865.5
Per share:
Diluted	$.02	$1.56	$1.43

Average shares outstanding - Basic	589.0	591.6	599.7
Net effect of dilutive stock-based compensation	3.9	4.1	4.2
Total equivalent shares - Diluted	592.9	595.7	603.9

The following table sets forth the investment results for the period:
	Current	Year-to-Date
	Month	2014	2013
Fully taxable equivalent (FTE) total return:
Fixed-income securities	(.1)%	2.7%	1.0%
Common stocks	(2.0)%	7.4%	21.0%
Total portfolio	(.3)%	3.3%	3.5%

Pretax annualized investment income book yield	2.6%	2.4%	2.6%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
September 2014
($ in millions)
(unaudited)

Current Month
				Commercial
	Personal Lines Business			Lines	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$678.9	$600.7	$1,279.6	$143.6	$0	$1,423.2
% Growth in NPW	1%	10%	5%	8%	NM	5%
Net Premiums Earned	$687.0	$573.0	$1,260.0	$141.3	$0	$1,401.3
% Growth in NPE	3%	10%	6%	2%	NM	6%

GAAP Ratios
Loss/LAE ratio	73.5	75.6	74.5	57.0	NM	72.7
Expense ratio	20.3	20.7	20.4	22.2	NM	20.6
Combined ratio	93.8	96.3	94.9	79.2	NM	93.3

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$1.8
Current accident year						(5.0)
Calendar year actuarial adjustment	$(2.7)	$(3.3)	$(6.0)	$2.8	$0	$(3.2)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$1.8
All other development						6.8
Total development						$8.6

Calendar year loss/LAE ratio						72.7
Accident year loss/LAE ratio						73.3

Statutory Ratios
Loss/LAE ratio						72.7
Expense ratio						19.9
Combined ratio						92.6

1 The other businesses generated an operating loss of $0.1 million for the month. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of loss costs in, such businesses.

2 Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
September 2014
($ in millions)
(unaudited)

Year-to-Date
				Commercial
	Personal Lines Business			Lines	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$6,868.1	$5,739.9	$12,608.0	$1,433.0	$0	$14,041.0
% Growth in NPW	3%	9%	6%	4%	NM	6%
Net Premiums Earned	$6,680.7	$5,435.1	$12,115.8	$1,340.1	$0	$13,455.9
% Growth in NPE	4%	8%	6%	2%	NM	5%

GAAP Ratios
Loss/LAE ratio	73.2	74.1	73.6	63.2	NM	72.6
Expense ratio	19.8	20.5	20.1	21.6	NM	20.3
Combined ratio	93.0	94.6	93.7	84.8	NM	92.9

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$53.9
Current accident year						(41.0)
Calendar year actuarial adjustment	$(10.0)	$1.8	$(8.2)	$21.1	$0	$12.9

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$53.9
All other development						(86.5)
Total development						$(32.6)

Calendar year loss/LAE ratio						72.6
Accident year loss/LAE ratio						72.4

Statutory Ratios
Loss/LAE ratio						72.6
Expense ratio						19.8
Combined ratio						92.4

Statutory Surplus						$6,652.6

NM = Not Meaningful

1 Year to date, the other businesses generated an underwriting loss of $5.3 million.

2 Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions - except per share amounts)
(unaudited)

September
2014
CONDENSED GAAP BALANCE SHEET:
Investments – Available-for-sale, at fair value:
Fixed maturities[1] (amortized cost: $13,090.0)	$13,269.4
Equity securities:
Nonredeemable preferred stocks[1](cost: $532.8)	763.3
Common equities (cost: $1,278.4)	2,379.4
Short-term investments (amortized cost: $2,671.1)	2,671.1
Total investments[2,3]	19,083.2
Net premiums receivable	3,705.6
Deferred acquisition costs	488.3
Other assets[4]	2,648.9
Total assets	$25,926.0

Unearned premiums	$5,777.0
Loss and loss adjustment expense reserves[4]	8,728.4
Other liabilities[2]	2,321.0
Debt[5]	2,164.3
Shareholders' equity	6,935.3
Total liabilities and shareholders' equity	$25,926.0

Common shares outstanding	589.2
Shares repurchased - September	.8
Average cost per share	$25.34
Book value per share	$11.77
Trailing 12-month return on average shareholders' equity
Net income	18.1%
Comprehensive income	19.7%
Net unrealized pretax gains (losses) on investments	$1,492.6
Increase (decrease) from August 2014	$(126.5)
Increase (decrease) from December 2013	$35.7
Debt-to-total capital ratio[5]	23.8%
Fixed-income portfolio duration	1.6 years
Weighted average credit quality	AA-
Year-to-date Gainshare factor	1.38

1 As of September 30, 2014, we held certain hybrid securities and recognized a change in fair value of $18.3 million as a realized gain during the period we held these securities.

2 At September 30, 2014, we had $158.0 million of net unsettled security transactions, including collateral on open derivative positions.

3 Includes $1.3 billion, net of unsettled security transactions, of investments in a consolidated, non-insurance subsidiary of the holding company.

4 Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $1,126.5 million, which are included in "other assets."

5 During September 2014, we repurchased $44.3 million principal amount of our 6.70% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067.

Monthly Commentary

•	The Company has no additional commentary regarding September results.
Events
We are currently scheduled to hold a one-hour conference call to address questions on Thursday, October 30, 2014 at 10:00 a.m., eastern time, subsequent to the posting of our Shareholders’ Report online and the filing of our Quarterly Report on Form 10-Q with the SEC. Registration for the teleconference and webcast is available at
http://investors.progressive.com/phoenix.zhtml?c=81824&p=irol-calendar.

We plan to release October results on Wednesday, November 12, 2014.

About Progressive
The Progressive Group of Insurance Companies makes it easy to understand, buy and use auto insurance. Progressive offers choices so consumers can reach it whenever, wherever, and however it’s most convenient—online at http://www.progressive.com, by phone at 1-800-PROGRESSIVE, on a mobile device or in-person with a local agent.

Progressive offers insurance for personal and commercial autos and trucks, motorcycles, boats and recreational vehicles, as well as home insurance from select carriers. It’s the fourth largest auto insurer in the country, the largest seller of motorcycle insurance, and a leader in commercial auto insurance. Progressive also offers car insurance online in Australia at http://www.progressiveonline.com.au.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, Snapshot®, and Service Centers.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the possible failure of one or more governmental, corporate, or other entities to make scheduled debt payments or satisfy other obligations; the potential or actual downgrading by one or more rating agencies of our securities or governmental, corporate, or other securities we hold; the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including counterparties to certain financial transactions; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to attract and retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments at the state and federal levels, including, but not limited to, health care reform and tax law changes; the outcome of disputes relating to intellectual property rights; the outcome of litigation or governmental investigations that may be pending or filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail, and winter conditions); changes in driving patterns; our ability to accurately recognize trends in frequency and severity in a timely manner; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions, and safeguard personal and sensitive information in our possession; our continued access to and functionality of third-party systems that are critical to our business; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.